Exhibit 4.5

SOLARCITY CORPORATION, as Issuer,

-and-

U.S. BANK NATIONAL ASSOCIATION, as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of October 15, 2014

to

INDENTURE

Dated as of October 15, 2014

4.00% Solar Bonds, Series 2014/4-7

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS

SECTION 1.01	Scope of Supplemental Indenture	2
SECTION 1.02	Definitions	2

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

SECTION 2.01	Title and Terms	3
SECTION 2.02	Company Global Securities	3
SECTION 2.03	Payments	4

ARTICLE 3
MISCELLANEOUS PROVISIONS

SECTION 3.01	Trustee Acceptance	4
SECTION 3.02	Governing Law	5
SECTION 3.03	Trust Indenture Act	5
SECTION 3.04	Execution in Counterparts	5
SECTION 3.05	Severability	5
SECTION 3.06	Appointment of Paying Agent and Security Registrar	5
SECTION 3.07	Ratification of Original Indenture	5

EXHIBIT

Exhibit A Form of Note		A-1

i

FOURTH SUPPLEMENTAL INDENTURE, dated as of October 15, 2014 (the “Supplemental Indenture”), between SolarCity Corporation, a Delaware corporation (hereinafter called the “Company”), having its principal executive office located at 3055 Clearview Way, San Mateo, California, 94402, and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (in such capacity, the “Trustee”), to the indenture, dated as of October 15, 2014, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, unlimited as to principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 801(8) of the Original Indenture provides for the Company and the Trustee to enter into a supplemental indenture to the Original Indenture to provide for the issuance of and establish the forms and terms and conditions of Securities as permitted by Sections 201 and 301 of the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its 4.00% Solar Bonds, Series 2014/4-7 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note contemplated under the terms of the Notes is to be substantially in the form hereinafter provided; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, in each case, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any other such Securities) unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding or conflicting provisions in the Original Indenture.

SECTION 1.02 Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Company” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Indenture” means the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture and this Supplemental Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means February 15 and August 15 of each year, beginning on February 15, 2015.

“Issue Date” means, with respect to Notes owned by any Holder, the date upon which such Notes were originally issued to such Holder (or transferor of such Holder), as set forth on the Security Register.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01.

“Noteholder,” “Holder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered in the Security Register.

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the fifteenth day prior to such Interest Payment Date (whether or not a Business Day).

“Stated Maturity” means, with respect to the payment of principal on the Notes, October 15, 2021.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

SECTION 2.01 Title and Terms. There is hereby established a series of Securities designated the “4.00% Solar Bonds, Series 2014/4-7”. The aggregate principal amount of the Notes shall not be limited and shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by Section 303 of the Indenture. The Notes shall be issued only in fully registered form, in denominations of $1,000 and any integral multiples thereof.

SECTION 2.02 Company Global Securities. The Notes initially shall be represented by one or more permanent Company Global Securities. The Form of Note shall be substantially as set forth in Exhibit A, which is incorporated into and shall be deemed a part of this Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes.

SECTION 2.03 Payments.

The principal amount of Notes then Outstanding shall be payable at the Stated Maturity. Interest on the Notes shall accrue at a rate of 4.00% per annum, from and including the Issue Date with respect to such Notes, or from the most recent date on which interest has been paid or duly provided for with respect to such Notes, to, but excluding, the next Interest Payment Date, until the principal thereof is paid or made available for payment. Interest shall be payable in arrears on each Interest Payment Date, beginning on February 15, 2015, to the Persons in whose name a Note is registered on the Security Register at the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. If any Stated Maturity or Maturity of, or any other day on which a payment is due shall be a day which is not a Business Day, then such payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day. Interest will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months. Up to $10,000,000 aggregate principal amount of Notes will be authenticated on the date of this Supplemental Indenture (the “Initial Notes”).

The Company may, without the consent of the Holders of the Notes, hereafter issue additional Notes (“Additional Notes”) under the Indenture with the same terms and conditions, except for any difference in the issue price, Issue Date and interest accrued prior to the issue date of the Additional Notes, as the Initial Notes, in an unlimited aggregate principal amount. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

The Company shall pay the principal of and interest on any Note in immediately available funds to the Persons in whose name such Note is registered in the Security Register, at the office or agency designated by the Company for that purpose. All payments on the Notes will be made in US. Dollars or in such other coin or currency of the United States of America as of the time of payment is legal tender for the payment of public and private debts.

ARTICLE 3

MISCELLANEOUS PROVISIONS

SECTION 3.01 Trustee Acceptance. The Trustee has accepted the amendment of the Original Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Original Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 3.02 Governing Law. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.03 Trust Indenture Act. This Supplemental Indenture will be subject to, and governed by, the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 3.04 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 3.05 Severability . In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.06 Appointment of Paying Agent and Security Registrar. The Company is hereby appointed to act as Paying Agent and Security Registrar subject to and in accordance with the terms and conditions set forth herein and in the Original Indenture and shall have all of the rights, benefits and immunities of a Paying Agent and Security Registrar as set forth herein and therein.

SECTION 3.07 Ratification of Original Indenture. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee and the Agents under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee and the Agents hereunder, as if set forth herein in full.

U.S. Bank, National Association hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions herein above set forth.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

SOLARCITY CORPORATION

By:	/s/ Brad Buss
Name: Brad Buss
Title: Chief Financial Officer

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ K. Wendy Kumar
Name: K. Wendy Kumar
Title: Vice President

Exhibit A

Form of Note

FORM OF NOTE

SOLARCITY CORPORATION

4.00% SOLAR BONDS, SERIES 2014/4-7

No. [    ]

SolarCity Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to each of the Holders listed on Schedule A hereto, or their registered assigns, the principal sum set forth next to such Holder’s name on Schedule A (the aggregate of which principal sums shall not exceed $10,000,000), on October 15, 2021 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually, on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing on the Issue Date set forth set forth next to such Holder’s name on Schedule A, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 4.00%, from and including the most recent Interest Payment Date in respect of which interest has been paid (or commencing on the Issue Date set forth set forth next to such Holder’s name on Schedule A if no interest has been paid hereon). If any Stated Maturity or Maturity of, or any other day on which a payment is due shall be a day which is not a Business Day, then such payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day. Interest will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or other duly authorized Authenticating Agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: [    ]

SOLARCITY CORPORATION

By:
Name:
Title:

ATTEST:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

SOLARCITY CORPORATION

4.00% SOLAR BONDS, SERIES 2014/4-7

This note is one of a duly authorized issue of notes of the Company, designated as its “4.00% Solar Bonds, Series 2014/4-7” (herein called the “Notes”), issued under and pursuant to an Indenture, dated as of October 15, 2014 (the “Original Indenture”), between the Company and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), as supplemented with respect to the Notes by the Fourth Supplemental Indenture, dated as of October 15, 2014 (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company, as issuer, paying agent and security registrar (herein called the “ Paying Agent and Security Registrar”), and the Trustee, as trustee, and as the authenticating agent (herein called the “Authenticating Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, Authenticating Agent, Paying Agent, Security Registrar, the Company and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in clauses (4), (5) or (6) of Section 501 of the Indenture) occurs and is continuing with respect to the Notes, then the Trustee, or the Holders of not less than 25% in aggregate principal amount of the Notes may declare the principal of all the Notes, and accrued and unpaid interest, if any, and premium, if any, thereon to be due and payable immediately. If an Event of Default specified in clauses (4), (5) or (6) of Section 501 occurs, then the principal and accrued and unpaid interest, if any, and premium, if any, on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture. Upon any such waiver, said default shall for all purposes of this Note and the Indenture be deemed to have been cured and not to be continuing, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, to execute supplemental indentures to modify provisions of the Indenture, subject to exceptions permitting the modification of the Indenture without the consent of any Holder of Notes or requiring the consent of each Holder of a Note affected by such modification all as set forth in the Indenture.

The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiples thereof. The Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations, on the terms and subject to the conditions and limitations set forth in the Indenture.

The Company, the Trustee, Authenticating Agent, Paying Agent and Security Registrar may deem the Persons in whose name this Note shall be registered upon the Security Register to be, and may treat them as, the absolute owners of this Note with respect to the principal sum set forth opposite such Person’s name on Schedule A hereto (whether or not amounts under this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Security Registrar), for the purpose of receiving payment of or on account of the principal of, and interest on this Note and for all other purposes; and neither the Company or the Trustee nor any Authenticating Agent, Paying Agent or any Security Registrar shall be affected by any notice to the contrary. All such payments so made to any Holders for the time being, or upon their orders, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon this Note.

No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Schedule A

SOLARCITY CORPORATION

4.00% SOLAR BONDS, SERIES 2014/4-7

Name of Holder	Principal Amount	Issue Date

Aggregate Principal Amount Outstanding: